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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                         Date of Report:  July 2, 1996
                Date of Earliest Event Reported:  June 28, 1996



                           TELE-COMMUNICATIONS, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                               State of Delaware
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


        0-20421                                                  84-1260157
- ------------------------                                    --------------------
(Commission File Number)                                      (I.R.S. Employer
                                                             Identification No.)


     5619 DTC Parkway
     Englewood, Colorado                                              80111
- ----------------------------------------                         --------------
(Address of principal executive offices)                           (Zip Code)


      Registrant's telephone number, including area code:  (303) 267-5500


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Item 5.   Other Events.
- -------   -------------

      In January of 1995, two securities class action complaints
      ("Actions") were filed against Interactive Network, Inc. ("Interactive") and certain of its then current and former officers and directors (collectively, the "Interactive Defendants") in the United States District Court for the Northern District of California which sought unspecified damages for alleged violations of the disclosure requirements of the federal securities laws. These Actions were filed on behalf of a class of shareholders that purchased the stock of Interactive during the period August 15, 1994 through November 22, 1994. Pursuant to an order of the Court, the Actions were consolidated, and in April 1995, a Consolidated Amended Class Action Complaint captioned In re Interactive Network, Inc. Securities Litigation ("Consolidated Case") was filed in the same court which again sought damages against the Interactive Defendants for violations of the disclosure requirements of the federal securities laws, which violations allegedly occurred during the period May 2, 1994 through March 31, 1995. On June 28, 1996, a Third Amended Consolidated Class Action Complaint was filed in the Consolidated Case against the Interactive Defendants which also added Tele-Communications, Inc., TCI Communications, Inc., TCI Development Corporation and Gary Howard as defendant parties (collectively, the "TCI Defendants"). The Third Amended Consolidated Class Action Complaint seeks damages against the Interactive Defendants for violation of disclosure requirements of the federal securities laws and seeks similar unspecified damages against the TCI Defendants predicated upon the allegation that they were "controlling persons" of Interactive at the time that the alleged wrongs took place. Tele-Communications, Inc. believes the claims asserted against it and the other TCI Defendants are without merit and intends to defend such claims vigorously.



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date:  July 2, 1996



                                     TELE-COMMUNICATIONS, INC.
                                     (Registrant)



                                     By:/s/ Stephen M. Brett
                                        --------------------------
                                       Stephen M. Brett
                                         Executive Vice President